                                                                   EXHIBIT 10.11
                                                                   -------------

Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission that certain information contained herein shall be afforded confidential treatment. The omitted portions are indicated by three asterisks.

                                                                   EXHIBIT 10.11
                                                                   -------------


                      PRODUCT INFORMATION NETWORK VENTURE
                              AFFILIATE AGREEMENT
                                  (AS AMENDED)


          THIS AGREEMENT is made as of the 1st day of October, 1995, as amended effective April 1, 1997 by and between PRODUCT INFORMATION NETWORK VENTURE, a Colorado general partnership ("PIN"), and ADELPHIA COMMUNICATIONS CORPORATION and its affiliates ("Affiliate"), whose address is 5 West 3rd Street, Coudersport, Pennsylvania 16915

          IN CONSIDERATION OF THE MUTUAL COVENANTS, STIPULATIONS AND REPRESENTATIONS CONTAINED HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   GRANT OF LICENSE
     ----------------

     (a) Subject to the terms and conditions of this Agreement, PIN hereby grants to Affiliate the non-exclusive license to distribute the "Product Information Network" programming service (the "Service") within the operating area (as hereinafter defined) of any cable or satellite master antenna television system(s) owned, managed or controlled by Affiliate including any member of a co-operative venture between Affiliate and any operator(s) as listed on the attached Schedule I, as such list may be
                                           ----------
     amended from time to time (the "System(s)") by mutual agreement of PIN and Affiliate. Affiliate shall give written notice to PIN within thirty (30) days of the date Affiliate desires to add a System to Schedule I.
                                                           ----------
     Affiliate shall not delete any System from Schedule I during the term of
                                                ----------
     this Agreement; provided, however, that Affiliate shall have the right to delete a System, upon prior written notice to PIN, if Affiliate replaces such System with one or more other Systems having, in the aggregate, at least the same number of subscribers as the deleted System.

     In the event that Affiliate transfers the Systems subject to this Agreement to another party and does not replace such Systems with substitute Systems as contemplated by the immediately preceding sentence, Affiliate shall use its commercially reasonable efforts to cause the party to which Affiliate has transferred such Systems to assume Affiliate's obligations under this Agreement with respect to the transferred Systems, with such assumption to be evidenced by documentation reasonably acceptable to PIN.

     (b) For purposes of this Agreement, the "Operating Area" of any System shall mean, with respect to a cable television system, the geographical area where Affiliate is authorized to construct, operate, manage or maintain a cable television system by appropriate governmental authority, and with respect to a satellite master antenna television system, the geographical area where Affiliate is authorized to construct, operate, manage or maintain a satellite master antenna television system by agreement with a third party.

2.   TERM
     ----

     (a) The term of this Agreement shall commence on October 1, 1995, and terminate ten (10) years thereafter. This Agreement shall automatically renew for an additional one (1) year period unless either party gives written notice of termination at least forty-five (45) days prior to the expiration of the then current term.

     (b) Except as otherwise provided herein, neither Affiliate nor PIN may terminate this Agreement except upon sixty (60) days prior written notice and then only if the other has made a misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not or cannot be cured within sixty (60) days of such notice.

3.   CONTENT OF SERVICE
     ------------------

     The Service shall provide programming consisting of multiple direct response television commercials ("infomercials") generally ranging in length from 30 seconds to 60 minutes, depending on the requirements of adequately demonstrating the particular products or services that are the subjects of such infomercials. PIN shall have the exclusive authority to determine the content and format of the Service, and the selection, scheduling, substitution and withdrawal of any program or advertisement shall remain within the sole discretion of PIN. Affiliate shall distribute the Service without addition, deletion, alteration, editing or amendment, including any copyright notices, credits and similar notices, trademarks or trade names contained therein.

4.   RATES AND PAYMENTS
     ------------------

     (a) On or before the thirtieth (30th) day following each month throughout the term of this Agreement, PIN shall pay to Affiliate the appropriate rebate of network revenue earned (the "rebate") in the Operating Area served by each system identified in Schedule I, and calculated in
                                         ----------
     accordance with Schedule II.
                     ----------

     (b) PIN's failure, for any reason, to send a particular monthly payment within the time frame specified shall not relieve Affiliate of its obligation to carry the Network consistent with the terms of this Agreement. This Agreement may be terminated by Affiliate in the event PIN fails to pay Affiliate the rebate for a period of 90 days and such breach is not cured within 30 days after written notice from Affiliate.

     (c) During the term of this Agreement, each month Affiliate shall provide to PIN a true and complete monthly report, signed by the chief financial officer of Affiliate or his/her authorized designee, in a form mutually agreed upon by PIN and Adelphia, specifying for each System that such system is carrying the Service on a 24-hour basis, the number of subscribers in such system and the channel location.

     (d) PIN shall keep true and accurate books and records directly relating to this Agreement in accordance with generally accepted accounting principles. All such books and records shall be maintained by PIN for a period of three
     (3) years following the year to which such books and records relate. Affiliate or its authorized representatives shall have the right to inspect, audit and copy any such books and records of Affiliate.
     Acceptance of any rebate by Affiliate shall be construed as acceptance of any calculation thereof, but not necessarily the amount.

5.   DELIVERY AND DISTRIBUTION
     -------------------------

     (a) During the term of this Agreement, each of the Systems shall designate a minimum of one (1) channel on each System for the carriage of the Service prior to the commencement of the delivery of the Service on such System. Affiliate may change, from time to time, the channel designation on which the Service is carried. Affiliate agrees to deliver the Service twenty-four hours per day.

     Affiliate may at any time suspend the carriage of some or all hours of carriage of the Service on any System(s) if, and only if, all of the following conditions apply:

          i. Such suspension is done in order to carry a substitute programming service in satisfaction of regulatory obligations (e.g., to comply with must-carry, leased access, franchise requirements, etc.), and Affiliate's designation of the Service for this purpose shall not on an MSO-wide basis be discriminatory with respect to other programming services;

          ii. In the absence of such a suspension, the System(s) would not have adequate capacity to carry the substitute programming service;

          iii. Such a suspension will end no later than upon the completion of the rebuild of such System(s) or such date as adequate channel capacity otherwise becomes available for carriage of both the Service and such substitute programming; and

          iv. Affiliate will use its best efforts to end such suspension and restore carriage as it existed prior to the suspension as soon as possible.

     If the Service is suspended, Affiliate agrees Service will be the first programming service added to the System as channel capacity becomes available. In addition, if the System carried another infomercial service or services similar to the Service, the Affiliate must reasonably apportion the suspension of all such services.

     (b) PIN will initially transmit the Service by means of domestic communications satellite GE American Communications C-3, Transponder 20. PIN will notify Affiliate of any change in satellite not less than ninety
     (90) days prior to the scheduled change. In the event of any such change, Affiliate agrees to make such arrangements as may be necessary to receive the signal from the new satellite. If PIN delivers the Service to a domestic communications satellite where it reasonably appears that Affiliate will incur expenses for additional receiving equipment other than those associated with receiving a digitally compressed signal that will not be reimbursed by any third party for a particular System to receive the Service, then in that event, Affiliate will be entitled to delete the affected System from Schedule I of this Agreement within thirty (30) days
                          ----------
     of receiving notice from PIN of the
     satellite selected for delivery of the Service, unless PIN agrees to pay its pro rata share (based on number of signals to be received by any System from such new satellite) of the costs associated with the additional receiving equipment. If PIN agrees to pay such costs, then the affected System may not be deleted from Schedule I and such System shall continue to
                                    ----------
     distribute the Service through the remaining term of this Agreement. PIN and Affiliate shall each use their respective best efforts to maintain a high quality of signal transmission for the Service.

     (c) Subject to then existing law, Affiliate shall not itself, and shall not authorize others to, copy, tape or otherwise reproduce any part of the Service without PIN's prior written authorization, and shall take reasonable and practical security measures to prevent the unauthorized copying or taping by others; provided, however , that nothing herein shall
                                  --------  --------
     prohibit Affiliate from assisting its residential subscribers in connecting video cassette recorders to record the Service. PIN shall endeavor to advise Affiliate of copyright, literary and dramatic rights of, and restrictions and limitations imposed by, program originators (including but not limited to PIN) affecting the distribution of the Service, as they exist from time to time ("Intellectual Property Rights and Requirements"). As between the parties to this Agreement, Affiliate shall be solely responsible for compliance with any and all Intellectual Property Rights and Requirements of which it has been given advance written notice. Affiliate shall not distribute or exhibit, and shall not authorize, license or permit the distribution or exhibition of, the Service by any means or device, whether now known or hereafter devised, other than through the Systems now or hereafter listed in Schedule I hereto and in accordance with
                                        ----------
     the terms of this Agreement.

6.   PROMOTION AND RESEARCH
     ----------------------

     (a) Affiliate shall use reasonable efforts to promote, market and sell the Service to Subscribers and to the general public within the Operating Area of each System. Advertising, promotional, marketing and/or sales materials concerning the Service which are provided to Affiliate by PIN shall be used without any alteration, deletion, addition or any other change, unless such changes are approved by PIN prior to use by Affiliate.

     (b) Subject to applicable federal, state and local law (including the franchises, if any, pursuant to which the Systems are operated), at PIN's request, Affiliate shall provide PIN with all available data regarding the marketing and promotion of the Service by Affiliate and Affiliate also agrees to render such other assistance to PIN as PIN may request and which Affiliate may reasonably provide in connection with any marketing test, survey, poll or other research which PIN may undertake in connection with the Service. PIN shall treat as confidential any names and addresses of Subscribers which PIN receives from Affiliate, and shall not utilize any such names or addresses except in connection with such research.

7.   NOTICES
     -------

     All notices, statements and other communications given hereunder shall be in writing and shall be delivered by telegraph, personal delivery, certified mail, return receipt requested, or by next day express delivery, addressed, if to PIN at 9697 East Mineral Avenue, Englewood, Colorado 80112, Attn: President, Product Information Network Venture (Fax: 303-799-
     1644), with a copy to the Legal Department and, if to Affiliate, at its address set forth herein, Attn: Director of Programming with a copy to General Counsel. The date of such telegraphing or personal delivery or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.

8.   TRADEMARKS
     ----------

     All right, title and interest in and to the Service, and all materials, ideas, formats and concepts, computer software or other rights of whatever nature related thereto shall remain the property of PIN. Further, Affiliate acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by PIN in connection with the Service (the "Marks") are the sole and exclusive property of PIN and/or its affiliates, and no rights or ownership are intended to be or shall be transferred to Affiliate. Affiliate's use of the Marks shall be limited to the advertising and promotion of its carriage of the Service over the Systems pursuant to this Agreement. PIN shall provide Affiliate with samples of the Marks which Affiliate shall use in their entirety (including all service mark and trademark notices) whenever the Marks are used by Affiliate.

     However, if Affiliate creates its own infomercials which are aired as part of the Service, all rights, names, logos, marks, copyright notices or designations used in the infomercial shall remain the property of Affiliate.

9.   REPRESENTATIONS AND INDEMNIFICATION
     -----------------------------------

     (a) PIN represents and warrants to Affiliate that (i) it is a general partnership duly organized and validly existing under the laws of the State of Colorado; (ii) PIN has the partnership power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) PIN is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder; and
     (iv) nothing contained in the Service shall violate the civil or property rights, copyrights, trademark rights or right of privacy of any person, firm or corporation, or libel or slander any person, firm or corporation, except that no representation and warranty is given with respect to music performance rights.

     (b) Affiliate represents and warrants to PIN that (i) Affiliate is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) Affiliate has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) Affiliate's Systems are operating, with respect to any cable television system, pursuant to valid franchise agreements, or an expired franchise agreement if authorized by proper local authorities to continue to provide cable television services, or licenses or other permits duly authorized by proper local authorities, if required, or with respect to any satellite master antenna television systems, pursuant to valid agreements with third parties granting affiliate all necessary rights; and (iv) Affiliate is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

     (c) Affiliate and PIN shall each indemnify and forever hold harmless the other, the other's affiliate companies and their respective officers, directors, employees and agents from all liabilities, claims, costs, damages and expenses (including, without limitation, reasonable counsel fees) arising out of any breach or claimed breach by it of any representation or any of its obligations pursuant to this Agreement.

     (d) The party entitled to indemnification hereunder (the "Indemnified Party") shall notify the other party hereto (the "Indemnifying Party") in writing of the claim or action for which such indemnity allegedly applies. The Indemnifying Party shall undertake the defense of any such claim or action and permit the Indemnified Party to participate therein at the Indemnified Party's own expense. The settlement of any such claim or action by an Indemnified Party without the Indemnifying Party's prior written consent shall release the Indemnifying Party from its obligations hereunder with respect to such claim or action so settled.

     (e) Neither party hereto shall be liable to the other for the failure to fulfill its obligations hereunder (other than the obligation to make all payments when due hereunder) to the extent such failure is caused by or arises out of an act of God, war, strike, riot, labor dispute, national disaster, technical failure (including the failure of all or part of any domestic communications satellite on which the Service is delivered), or any other reason beyond the control of the party whose obligation is prevented during the period of such occurrence.

10.  CONFIDENTIALITY
     ---------------

     Neither Affiliate nor PIN shall disclose to any third party (other than its respective employees, in their capacity as such), any information with respect to the terms and provisions of this Agreement, including by way of press release(s), except: (i) to the extent necessary to comply with law or legal reporting or disclosure requirements or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (ii) as part of its normal reporting or review procedure to its parent company or affiliates, its auditors and its attorneys;

     provided, however, that such parent company or affiliates, auditors and
     --------  -------
     attorneys agree to be bound by the provisions of this Section; (iii) in order to enforce its rights pursuant to this Agreement; and (iv) if mutually agreed by Affiliate and PIN in writing.

11.  GENERAL
     -------

     (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     (b) Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners or joint venturers as between Affiliate and PIN. Neither Affiliate nor PIN shall be or hold itself out as the agent of the other under this Agreement. The obligations of Affiliate and PIN under this Agreement are subject to all applicable federal, state and local laws, rules and regulations including, but not limited to, the Communications Act of 1934, as amended and the rules and regulations of the Federal Communications Commissions.

     (c) A waiver by either party of any term or condition of this Agreement in any one instance shall not be deemed or construed as a continuing waiver or a waiver of any subsequent breach thereof. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, oral or written between the parties hereto. This Agreement may not be modified except in a writing executed by both parties hereto.

     (d) PIN reserves the right to terminate this Agreement at any time and without cause in connection with the termination of the Service upon thirty
     (30) days prior written notice.

     (e) This Agreement and all collateral matters shall be construed in accordance with the internal laws of the State of Colorado applicable to agreements fully made and to be performed therein, irrespective of the place of actual execution or performance.

     (f) The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

     (g) There may not be an adequate remedy at law for certain breaches by Affiliate of this Agreement, and PIN may suffer irreparable harm as a result of such a breach. Therefore, if such a breach or threatened breach of this Agreement by Affiliate occurs, in addition to any other rights and remedies it may have, PIN shall be entitled to seek injunctive relief against Affiliate.

     (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

PRODUCT INFORMATION               ADELPHIA COMMUNICATIONS
NETWORK VENTURE                   CORPORATION

By: Jones Infomercial Network     By: /s/ Jeffrey L. Abbas
                                      ---------------------
    Ventures, Inc., General            Name:  Jeffrey L. Abbas
    Partner                            Title:  Sr. Dir. of Programming

   By:  /s/ Jay B. Lewis
      ------------------
      Name: Jay B. Lewis
      Title: Vice President

                                   SCHEDULE I
                                   ----------
                                At April 1, 1997


          SYSTEM                                        FULL-TIME SUBSCRIBERS

          ***

***

                                  SCHEDULE II
                                  -----------


                                AFFILIATE REBATE
                                ----------------
                Calculated based upon cable distribution revenue
             (gross Network revenue, less commissions and bad debt
           generated in the Operating Areas identified in Exhibit I)



          Rebate Percentage              60%*


* Such rebate percentage may be increased from time-to-time to reflect the rebate percentage being generally made available by PIN to cable systems which are owned by, or affiliated with, Cox Consumer Information Networks, Inc.; Adelphia Communications Corporation or Jones Infomercial Network Venture, Inc.